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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AEP Industries Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58747, 33-58743, 333-121710 and 333-121711) on Form S-8 and (No. 333-13728) on Form S-3 of AEP Industries Inc. of our report dated January 14, 2008, with respect to the consolidated balance sheets of AEP Industries Inc. and subsidiaries as of October 31, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended October 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 31, 2007 which report appears in the October 31, 2007, Annual Report on Form 10-K of AEP Industries Inc.

Our report with respect to the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132R," at the end of the fiscal year ended October 31, 2007 and Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" on November 1, 2005.

/s/ KPMG LLP Short Hills, New Jersey January 14, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM